UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: August 2, 2013
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Hudson Street, Suite 303
New York, New York 10013
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(Address of principal executive offices) (Zip Code)

(646) 688-6381
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Registrant announces today the completion of the settlement agreement with prior management, stated in the Form 8-K filed on August 5, 2013.  The terms of the settlement changed slightly, however 31 million common shares were actually forfeited.  The company determined that rather than litigate any further we would accept the 31 million shares and close the books on the past.  These shares will be returned to the transfer agent and will be cancelled from the total outstanding shares.

The Registrant would further like to announce that a payment of $85,000 was made yesterday, by Audio Eye to us.  This leaves a balance due of $1.415 million on the Audio Eye deal.  We expect the deal to be completed shortly and we will announce the completion immediately. We had expected a close on November 7, 2013 but as with all deals the timing is subject to change. As soon as the transaction closes we will be making a number of strategic moves and we will keep you abreast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS, INC.

Date: November 14, 2013	/s/ JEFFREY DEVLIN
Name: Jeffrey Devlin
Its: Director